       As filed with the Securities and Exchange Commission on May 5, 1999
                                                 Registration No. 333-__________
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                                   ----------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                       NAVISTAR INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                            36-3359573
  (State or other jurisdiction                              (I.R.S. Employer
 of incorporation or organization)                        Identification Number)

                         455 North Cityfront Plaza Drive
                             Chicago, Illinois 60611
                            Telephone: (312) 836-2000
                    (Address of principal executive offices)
                                   ----------

                                    NAVISTAR
                         1994 PERFORMANCE INCENTIVE PLAN
                                    ---------

                       NAVISTAR INTERNATIONAL CORPORATION
                             1998 INTERIM STOCK PLAN
                                    ---------

                                    NAVISTAR
                          1998 SUPPLEMENTAL STOCK PLAN
                              (Full title of plans)
                                    ---------

                               Robert A. Boardman
                    Senior Vice President and General Counsel
                       Navistar International Corporation
                         455 North Cityfront Plaza Drive
                             Chicago, Illinois 60611
                            Telephone: (312) 836-2000
            (Name, address and telephone number of agent for service)



                                          Calculation of Registration Fee
---------------------------- ------------------ ---------------------- ------------------------- -------------------
Title of Securities          Amount to be       Proposed maximum       Proposed maximum          Amount of
to be registered             registered (1)     offering price per     aggregate offering price  registration fee
                                                share (2)
---------------------------- ------------------ ---------------------- ------------------------- -------------------
Common Stock, par value      6,000,000          $48.531                $291,186,000              $80,950
$0.10, and associated        shares(3)
rights
---------------------------- ------------------ ---------------------- ------------------------- -------------------

(1) Pursuant to Rule 416 of the Securities Act, this Registration Statement also covers such additional shares of Common Stock as may become issuable pursuant to anti-dilution provisions of the plans described herein.
(2) Estimated pursuant to Rule 457(h) based on the average of the high and low prices of the shares reported on the New York Stock Exchange on April 28, 1999.
(3) Shares reserved for issuance under the Navistar 1994 Performance Incentive Plan, the Navistar International Corporation 1998 Interim Stock Plan and the Navistar 1998 Supplemental Stock Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Certain Documents by Reference.

             The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

             (a) Navistar International Corporation's (the "Registrant") Annual Report on Form 10-K for the year ended October 31, 1998.

             (b) The Registrant's Proxy Statement, dated January 19, 1999.

             (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended January 31, 1999.

             (d) The Registrant's Current Report on Form 8-K, dated April 20, 1999.

             (e) The description of the Registrant's Common Stock contained in the Registrant's Form S-1 (Registration No. 33-50327) filed pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             (f) The description of the Registrant's Preferred Stock Purchase Rights contained in the Registrant's Form 8-A (File No. 001-09618) filed April 20, 1999 pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

             (g) All reports and other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), and 14 and 15(d) of the Exchange Act, prior to filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.      Description of Securities.

             Not applicable.

Item 5.      Interests of Named Experts and Counsel.

             Robert A. Boardman, Senior Vice President and General Counsel of the Registrant, has delivered an opinion to the effect that the shares of Common Stock covered by this Registration Statement will be legally issued, fully paid and non-assessable. Mr. Boardman beneficially owns 41,118 shares of the Registrant's Common Stock and has options to acquire an additional 56,700 shares of the Registrant's Common Stock.

Item 6.      Indemnification of Directors and Officers.

             The Registrant is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceedings, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may also indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. To the extent that an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred in connection with such defense.

             Under Article Ninth of the Registrant's Restated Certificate of Incorporation and Article XII of its By-Laws, as amended, the Registrant shall indemnify any person who was or is made a party or is threatened to be made party to or is otherwise involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Registrant (including any predecessor corporation of the Registrant), or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the General Corporation Law of the State of Delaware. Such right of indemnification shall be a contract right and shall not be exclusive of any other right which such directors, officers or representatives may have or hereafter acquire under any statute, the Registrant's Restated Certificate of Incorporation, the Registrant's By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

             In addition, Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or to any of its stockholders for monetary damages for a breach of fiduciary duty as a director, except in the case where the director (i) breaches his duty of loyalty, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorized the payment of a dividend or approves a stock repurchase in violation of the General Corporation Law of the State of Delaware or (iv) obtains an improper personal benefit. Article Eighth of the Registrant's Restated Certificate of Incorporation includes a provision which eliminates directors' personal liability to the full extent permitted under the General Corporation Law of the State of Delaware.

             The Registrant maintains a policy of directors and officers liability insurance covering certain liabilities incurred by its directors and officers in connection with the performance of their duties.

Item 7.      Exemption from Registration Claimed.

             Not applicable.

Item 8.      Exhibits.

             Reference is made to the Exhibit Index that immediately precedes the exhibits filed with this Registration Statement.

Item 9.      Undertakings.

             (a)  The undersigned Registrant hereby undertakes:

                  (1) To file,  during any  period in which  offers or sales are
             being  made,  a  post-effective   amendment  to  this  Registration
             Statement:

                         (i) To  include  any  prospectus  required  by  Section
                    10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the  prospectus  any facts or events
                    arising  after  the  effective  date  of  the   Registration
                    Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material  information with respect
                    to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

             provided,  however,  that the  undertakings set forth in paragraphs
             --------   -------
             (i) and (ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in the periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining  any liability  under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from  registration by means of a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on May 5, 1999.


                                   NAVISTAR INTERNATIONAL CORPORATION


                                   By:     /s/ Robert C. Lannert
                                           ----------------------------
                                   Name:  Robert C. Lannert
                                   Title: Executive Vice President and
                                          Chief Financial Officer
                                          (Principal Financial Officer)

                                POWER OF ATTORNEY


         Each person whose signature appears below does hereby make, constitute and appoint John R. Horne, Robert C. Lannert, Robert A. Boardman, and Mark T. Schwetschenau and each of them acting individually, true and lawful attorneys-in-fact and agents with power to act without the other and with full power of substitution, to execute, deliver and file, for and on such person's behalf, and in such person's name and capacity or capacities as stated below, any amendment, exhibit or supplement to this Registration Statement, making such changes in the Registration Statement as such attorney-in-fact deems appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed on May 5, 1999 by the following persons in the capacities indicated.



            Signature                                     Capacity
            ---------                                     --------

/s/ John R. Horne                           Chairman, President and
---------------------------------           Chief Executive Officer and Director
         John R. Horne                      (Principal Executive Officer)


/s/ Robert C. Lannert                       Executive Vice President and
---------------------------------           Chief Financial Officer and Director
         Robert C. Lannert                  (Principal Financial Officer)


/s/ Mark T. Schwetschenau                   Vice President and Controller
---------------------------------           (Principal Accounting Officer)
         Mark T. Schwetschenau


/s/ William F. Andrews                      Director
---------------------------------
         William F. Andrews


---------------------------------           Director
         Y. Marc Belton


---------------------------------           Director
         John D. Correnti


/s/ Jerry E. Dempsey                        Director
---------------------------------
         Jerry E. Dempsey


/s/ Dr. Abbie J. Griffin                    Director
---------------------------------
         Dr. Abbie J. Griffin


/s/ Michael N. Hammes                       Director
---------------------------------
         Michael N. Hammes


/s/ Allen J. Krowe                          Director
---------------------------------
         Allen J. Krowe



---------------------------------           Director
         Walter J. Laskowski


---------------------------------           Director
         William F. Patient

                                INDEX TO EXHIBITS



Exhibit Number   Description                          Sequentially Numbered Page
--------------   -----------------------------------  --------------------------


5.1              Opinion of Robert A. Boardman with              E-1
                 respect to the legality of the
                 shares of the Common Stock being
                 registered.

23.1             Consent of Deloitte & Touche LLP                E-3

23.2             Consent of Robert A. Boardman
                 (included in opinion filed as
                 Exhibit 5.1)

24.1             Powers of Attorney (included on the
                 signature page of this Registration
                 Statement)